EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-209716 on Form S-8 of AptarGroup, Inc., of our report dated June 19, 2019 appearing in this Annual Report on Form 11-K of AptarGroup, Inc. Profit Sharing and Savings Plan for the year ended December 31, 2019.

/s/ Crowe LLP

Crowe LLP

Oak Brook, Illinois

June 18, 2020